UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2010
ULTA SALON, COSMETICS & FRAGRANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33764 (Commission File Number)	36-3685240 (IRS Employer Identification No.)
1000 Remington Blvd., Suite 120
Bolingbrook, Illinois 60440
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (630) 410-4800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On October 5, 2010, Lyn Kirby, a member of the board of directors of Ulta Salon, Cosmetics & Fragrance, Inc. and its former Chief Executive Officer, established a plan under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. Rule 10b5-1 enables security holders to adopt pre-arranged stock trading plans for the purchase or sale of predetermined amounts of securities on a non-discretionary basis when they do not possess material, non-public information.
The plan, effective for a term of approximately 1 1/2 months commencing on December 4, 2010, will allow Ms. Kirby to sell up to 747,600 shares of common stock. The maximum number of shares that may be sold during the term of the plan represents approximately 1.3% of the issued and outstanding common stock of the company.
On October 12, 2010, Gregg Bodnar, the Chief Financial Officer of Ulta Salon, Cosmetics & Fragrance, Inc., also established a plan under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. Mr. Bodnar’s plan, effective for a term of approximately seven months commencing on December 15, 2010, will allow Mr. Bodnar to sell up to 108,815 shares of common stock. If the plan is fully executed, Mr. Bodnar will have options (both exercisable and non-exercisable) to purchase 410,825 shares of common stock. The maximum number of shares that may be sold during the term of Mr. Bodnar’s plan represents less than 0.2% of the issued and outstanding common stock of the company.
The information in this report is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.
Date: October 12, 2010	By:	/s/ Robert S. Guttman
Senior Vice President, General Counsel
and Secretary